Exhibit 10.14

SECURED PROMISSORY NOTE

$1,500,000                                                                                                   March 15, 2004

FOR VALUE RECEIVED, the undersigned, INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation ("Borrower"), hereby PROMISES TO PAY to the order of L-3 COMMUNICATIONS CORPORATION, a Delaware corporation ("Lender") or its designee, at its offices at 600 Third Avenue, New York, New York 10016, or at such other place as Lender may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of $1,500,000.

 Interest on the principal amount of the indebtedness evidenced hereby shall accrue on a daily basis from the date hereof to and including the date of repayment at a rate per annum equal to the Base Rate (as defined below) plus 2%, calculated on the basis of a 365-day year or a 366-day year, as applicable. Accrued and unpaid interest shall be compounded on a quarterly basis on each Interest Compounding Date. Notwithstanding any provision to the contrary contained herein, any amounts (whether principal or interest) that are not paid to Lender as and when they become due hereunder (whether by acceleration or otherwise) shall thereafter bear interest until and including the date of payment at a rate per annum equal to the Base Rate plus 4%, calculated on the basis of a 365-day year or a 366-day year, as applicable.

The principal amount of the indebtedness evidenced hereby and all interest accrued and unpaid thereon shall be payable in whole (or at the election of the Lender from time to time in part) upon two (2) business days prior written demand from Lender to Borrower. Lender shall have the right, in its sole discretion, to demand repayment either in cash or in shares of Borrower's common stock (with each such share valued at $5.35 per share). Any such shares so issued shall constitute "Registrable Securities" for purposes of the Stock Purchase Agreement dated August 1, 2002 between Borrower and Lender (except that such shares shall cease to be "Registrable Securities" at such time as provided for under the proviso to the definition of "Registrable Securities" contained in such agreement). Borrower hereby covenants and agrees that at all times until repayment in full of all principal and unpaid interest accrued hereunder, it shall (a) reserve and keep available for issuance such number of its authorized but unissued shares of common stock as will from time to time be sufficient to satisfy repayment in full of all principal and unpaid interest accrued hereunder and (b) take all action necessary to increase the authorized number of shares of its common stock if at any time there shall be insufficient authorized but unissued shares of its common stock to permit such reservation. Borrower further covenants and agrees that it shall take all action necessary to cause all shares issued to Lender in response to any demand hereunder to be validly issued to Lender, and to be fully-paid, non-assessable and free and clear of any liens at the time of issuance.

Borrower may voluntarily prepay this note by paying the principal amount of the indebtedness evidenced hereby and all interest accrued and unpaid thereon in cash upon one (1) business day prior written notice to Lender; provided, that Borrower may not prepay in cash any amount payable hereunder as to which Lender has previously demanded repayment in shares of Borrower's common stock.

The obligations represented by this Note are secured by a security interest in certain collateral of the Borrower, which security interest was granted by the Borrower to the Lender pursuant to the terms of a security agreement dated on or prior to the date hereof between the Borrower and the Lender (the "Security Agreement").

For purposes of this Note: (i) the term "Interest Compounding Date" means the last business day of each March, June, September and December; and (ii) the term "Base Rate" means, (a) for any day between the date hereof and the first Interest Compounding Date thereafter, the prime rate as published in the Wall Street Journal on the date hereof and (b) for any subsequent day, the prime rate as published in the Wall Street Journal as of the most recent prior Interest Payment Date.

Upon and after the occurrence of an Event of Default (as defined in the Security Agreement) and at the sole discretion of Lender, the principal amount of the indebtedness evidenced hereby and all interest accrued and unpaid thereon may, without demand, notice or legal process of any kind, be declared, and, upon such declaration, immediately shall become, due and payable.

If a payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of New York, the due date thereof shall be extended to the next succeeding business day, and the interest shall be payable thereon during such extension at the applicable rate specified herein. In no event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied to the payment of the principal amount of this Note or refunded to Borrower.

Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof. This Note shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender; provided, that Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Lender.

Borrower shall not offset against any principal or interest payable hereunder any claims or defenses, by way of abatement, set off, defense, counterclaim, recoupment or otherwise, which Borrower may have except the defense of payment.

Borrower, for itself and its legal representatives, successors and assigns, expressly waives to the fullest extent permitted by law presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purposes of accelerating maturity, diligence in collection, and the benefit of any exemption or any insolvency laws.

All notices contemplated hereunder shall be given in accordance with the provisions for the giving of notices contained in the Security Agreement. None of the terms and provisions of this Note may be waived, altered, modified or amended except by an instrument in writing executed by the Borrower and the Lender. A waiver of any breach or default hereof will not constitute a waiver of any other or subsequent breach or default, whether or not similar in nature.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such State and without regard to conflict of law principles.

INNOVATIVE MICRO TECHNOLOGY, INC.

By: /s/ John S. Foster
Name: John S. Foster
Title: Chief Executive Officer